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                                                                   EXHIBIT 10.34


                                     [LOGO]

                                 March 1, 2004


Michele Bergerac


Dear Michele:

     The full year 2003 results ended with a pre-tax profit of $5,769,150. This allows the company to pay the 50% bonus level which was the $5,500,000 pre-tax level. Enclosed is a check representing your bonus for 2003. We are thrilled to be able to share the success of the company's recent performance with you in this way.

     The bonus plan for 2004 has been adjusted to reflect the goals for the company now that we have raised additional capital and become a public entity. Your bonus will be based on the profit after-tax using a standard corporate tax rate.

10%     of your cumulative salary if the company achieves an after-tax profit of   $1,066,000
20%     of your cumulative salary if the company achieves an after-tax profit of   $1,566,000
30%     of your cumulative salary if the company achieves an after-tax profit of   $2,066,000
40%     of your cumulative salary if the company achieves an after-tax profit of   $2,566,000
50%     of your cumulative salary if the company achieves an after-tax profit of   $3,066,000
71.4%   of your cumulative salary if the company achieves an after-tax profit of   $3,766,000
92.7%   of your cumulative salary if the company achieves an after-tax profit of   $4,666,000
114.3%  of your cumulative salary if the company achieves an after-tax profit of   $5,666,000

     The bonus period will be the fiscal months of January 2004 through December 2004. You must be an active employee of Bakers Footwear Group at the time bonuses are paid to be eligible to receive your bonus.

     We are excited about the challenges and prospects in the coming year. We hope it's profitable for all of us and our shareholders.


                                   Sincerely,



                                   /s/Peter Edison
                                   ----------------
                                   Peter Edison


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FAX(314)621-0708